EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders
Xcorporeal, Inc.
Los Angeles, California

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of Xcorporeal, Inc. of our report dated March 24, 2008, relating to the financial statements of Xcorporeal, Inc., appearing in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2007.

BDO Seidman, LLP
Los Angeles, California

March 28, 2008